Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934

                        (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to S 240.14a-11(c) or S 240.14a- 12

                           HADRON, INC.
         (Name of Registrant as Specified In Its Charter)

 . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . .
Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box) :

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)
     (4) and 0-11

     1)   Title of each class of securities to which transaction
          applies:
     ___________________________________________________________

     2)   Aggregate number of securities to which transaction
          apples:
     ___________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     ___________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
     ___________________________________________________________

     5)   Total fee paid:
     ___________________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     ____________________________________________________________

     2)   Form, Schedule or Registration Statement No. :
     ____________________________________________________________

     3)   Filing Party:
     ____________________________________________________________

     4)   Date Filed:
     ____________________________________________________________

                           Hadron, Inc.
                  4900 Seminary Road, Suite 800
                    Alexandria, Virginia 22311


                                   October 28, 1997

Dear Fellow Shareholders:

     You are cordially invited to attend Hadron, Inc.'s Annual
Meeting of Shareholders to be held on December 5, 1997, at 1:00 p.m. local time at the Turf Valley Conference Center at 2700 Turf
Valley Road, Ellicott City, Maryland.

     At this meeting, you will be asked to vote, in person or by proxy, on the following matters: (i) election of the Company's Board of Directors; (ii) approval of an amendment to the Company's 1994 Stock Option Plan; (iii) approval of the adoption of the Company's Employee Stock Purchase Plan; (iv) ratification of the appointment of Ernst & Young LLP as the Company's independent accountants; and (v) any other business as may properly come before the meeting. We also will be pleased to report on the business of the Company and a discussion period will be provided for questions and comments of general interest to shareholders.

     Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting.
Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. Your prompt response is very important and would be greatly appreciated.

                                   Sincerely,



                                   /S/ C.W. GILLULY
                                   C.W. Gilluly, Ed.D.
                                   Chairman and
                                   Chief Executive Officer



                                   /S/ GEORGE E. FOWLER
                                   George E. Fowler
                                   President and
                                   Chief Operating Officer

     YOUR VOTE IS IMPORTANT

     Even if you plan to attend the meeting, please complete, sign, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire even if you have previously sent in your proxy.

     If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.

                           HADRON, INC.
                        -----------------

             Notice of Annual Meeting of Shareholders
                         December 5, 1997

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hadron, Inc., a New York corporation (the "Company"), is scheduled to be held on December 5, 1997 at 1:00 p.m., local time, at the Turf Valley Conference Center, located at 2700 Turf Valley Road, Ellicott City, Maryland for the following purposes:

     1. To elect four directors to serve for the terms of office specified in the accompanying proxy statement and until their successors are duly elected and qualified;

     2. To approve an amendment to the Company's 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance by an additional 300,000 shares of Common Stock, as adopted by the Company's Board of Directors (the "Board") on September 17, 1997;

     3. To consider and vote upon a proposal to approve the Company's 1997 Employee Stock Purchase Plan, as adopted by the Board on September 17, 1997;

     4. To ratify the selection of Ernst & Young LLP as independent accountants for the Company for fiscal
          1998; and

     5. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Shareholders of record at the close of business on October 21, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Shareholders attending the meeting may revoke their proxy and vote in person.

                                   FOR THE BOARD OF DIRECTORS

                                   /S/ S. AMBER GORDON
                                   S. Amber Gordon
                                   Executive Vice President and
                                   Corporate Secretary
Alexandria, Virginia
October 28, 1997

                           HADRON, INC.

                         PROXY STATEMENT



                       GENERAL INFORMATION

Proxy Solicitation

     This Proxy Statement is furnished to the holders of Common Stock, par value $.02 per share (the "Common Stock"), of Hadron, Inc., a New York corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Shareholders to be held on Friday, December 5, 1997, at 1:00 p.m., local time, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting.

     Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. These proxy solicitation materials are first being mailed on or about November 3, 1997 to all shareholders entitled to vote at the Annual Meeting. Proxies will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

Revocability and Voting of Proxy

     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Shareholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby in favor of each of the nominees for director listed under Election of Directors below and to approve Proposals No. 2, 3 and 4 as set forth in the accompanying Notice of Annual

Meeting of Shareholders and in accordance with their best judgment on any other matters which may properly come before the Annual Meeting.

Record Date and Voting Rights

     Shareholders of record at the close of business on October 21, 1997 are entitled to notice of and to vote at the Annual Meeting. As of the record date, 1,686,684 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote on all matters that may properly come before the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

     Directors will be elected by a plurality of the votes cast at the Annual Meeting. Accordingly, abstentions or non-votes will not affect the election of candidates receiving the plurality of votes.

     Proposals Number 2, 3 and 4, proposed amendment of the Company's 1994 Stock Option Plan, consideration of a proposal to approve the Company's Employee Stock Purchase Plan and ratification of Ernst & Young LLP as the Company's independent accountants, require the approval of the holders of a majority of the votes cast at the Annual Meeting. For this purpose, abstentions and non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

     All other matters to come before the Annual Meeting require the approval of the holders of a majority of the votes cast at the Annual Meeting. For this purpose, abstentions and non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

     Votes at the Annual Meeting will be tabulated by Inspectors of Election appointed by the Company.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of October 21, 1997 regarding the beneficial ownership of the Company's Common Stock of (i) each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer or former executive officer of the Company named in the Summary Compensation Table (see "Executive Compensation") and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, the address of each named beneficial owner is c/o Hadron, Inc., 4900 Seminary Road, Suite 800, Alexandria, Virginia 22311. Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed.


                                         Number of                    Percent
Name and Address                           Shares                     of Class

AMASYS Corporation (1)
4900 Seminary Road, St. 800
Alexandria, VA  22311                  202,739<F1>                     12.0 %

C.W. Gilluly, Ed.D.                  1,160,875<F2>                     42.0 %

William J. Howard                       13,159<F3>                        *

Robert J. Lynch, Jr.                    52,499<F4>                      3.0 %

John D. Sanders, Ph.D.                  26,833<F5>                      1.6 %

George E. Fowler                       119,000<F6>                      6.7 %

S. Amber Gordon                        119,000<F6>                      6.7 %

Donald E. Jewell                        91,832<F7>                      5.1 %

J. Anthony Vidal <F8>                   51,666<F8>                      3.0 %

All directors and executive
officers as a group
(9 persons)                          1,707,197<F9>                      53.8 %
_____________________________
*  Less than 1%

<F1> AMASYS Corporation ("AMASYS") succeeded to the assets and liabilities of Infotechnology, Inc., effective January 2,
     1997, which assets included 152,739 shares held directly and 50,000 shares held indirectly.

<F2> Includes 1,020,000 shares of Common Stock which Dr. Gilluly has the right to acquire pursuant to warrants. Exercise of the warrants at a subsequent date may result in a change in control of the Company. See "Certain Relationships and Related Transactions." Also includes 59, 000 shares which may be acquired upon the exercise of vested options granted under the Company's 1994 Stock Option Plan; options with respect to 4,000 of such shares are subject to shareholder approval of the proposed amendment to the Company's 1994 Stock Option Plan. See "Proposal No. 2 - Amendment to 1994 Stock Option Plan."

<F3> Includes 7,499 shares which may be acquired upon the
     exercise of vested options granted under the Company's 1994
     Stock Option Plan.

<F4> Includes 7,499 shares which may be acquired upon the
     exercise of vested options granted under the Company's 1994 Stock Option Plan and 40,000 shares of Common Stock which Mr. Lynch has the right to acquire pursuant to warrants. See "Certain Relationships and Related Transactions."

<F5> Includes 833 shares which may be acquired upon the exercise of vested options granted under the Company's 1994 Stock
     Option Plan.

<F6> Includes 59,000 shares which may be acquired upon the
     exercise of vested options granted under the Company's 1994 Stock Option Plan; options with respect to 4,000 of such shares are subject to shareholder approval of the proposed amendment to the Company's 1994 Stock Option Plan. See "Proposal No. 2 - Amendment to 1994 Stock Option Plan." Also includes 40,000 shares of Common Stock which each Mr. Fowler and Ms. Gordon has the right to acquire pursuant to warrants. See "Certain Relationships and Related Transactions."

<F7> Includes 31,832 shares which may be acquired upon the
     exercise of vested options granted under the Company's 1994 Stock Option Plan; options with respect to 2,666 of such shares are subject to shareholder approval of the proposed amendment to the Company's 1994 Stock Option Plan. See "Proposal No. 2 - Amendment to 1994 Stock Option Plan." Also includes 40,000 shares of Common Stock which Mr. Jewell has the right to acquire pursuant to warrants. See "Certain Relationships and Related Transactions."

<F8> Includes 31,666 shares which may be acquired upon the
     exercise of vested options granted under the Company's 1994
     Stock Option Plan. Mr. Vidal resigned as an officer of the Company on June 30, 1997.

<F9> Includes 71,333 shares not reported in Notes 2 through 8 above, which may be acquired upon the exercise of vested options granted under the Company's 1994 Stock Option Plan; options with respect to 8,000 of such shares are subject to shareholder approval of the proposed amendment to the


     Company's 1994 Stock Option Plan.  See "Proposal No. 2 -
     Amendment to 1994 Stock Option Plan." Also includes 80,000 shares of Common Stock which may be acquired pursuant to warrants. See "Certain Relationships and Related
     Transactions."


                         PROPOSAL NO. 1

                      ELECTION OF DIRECTORS

     Four directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next Annual Meeting and until their successors are elected and qualified. Each person named below is now a director of the Company. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.


     The names of the nominees and certain other information about them are set forth below:


Nominee                    Age         Director Since      Office Held with Company

C.W. Gilluly, Ed.D.        51               1992           Chairman of the Board
                                                            and Chief Executive Officer
William J. Howard          50               1989           Director
Robert J. Lynch, Jr.       64               1991           Director
John D. Sanders, Ph.D.     59               1997           Director


     C.W. GILLULY, Ed.D. was appointed Chief Executive Officer of the Company in October 1994, having served as Acting President and Chief Executive Officer of the Company since May 1993.
Since June 1992, Dr. Gilluly has served as Chairman of Comtex Scientific Corporation, a provider of electronic news and business information, for which he also served as Chief Executive Officer from June 1992 through September 1997.
Dr. Gilluly has served as Chairman of the Board and President of AMASYS and its predecessor, Infotechnology, Inc. since June 1992.

     WILLIAM J. HOWARD since 1973, has served as President of Howard Equities Co., Inc., a real estate development company, and since 1986, has been a majority shareholder thereof. Since 1988, Mr. Howard has been the managing partner of Asbury General Partnership, a real estate partnership focusing on the development of waterfront land located in Caroline County, Maryland. Mr. Howard is also a realtor for Meredith Real Estate, Inc., a real estate brokerage firm.

     ROBERT J. LYNCH, Jr. is the President, Chief Executive
Officer and a director of American and Foreign Enterprises, Inc., a company with which he has been associated for 28 years.
American and Foreign Enterprises is engaged in industrial and real estate acquisitions for domestic and international investors. He also serves as a director of AMASYS.

     JOHN D. SANDERS, Ph.D., is an investment banking and strategic business consultant, who was Chairman and CEO of TechNews, Inc., publisher of Washington Technology newspaper, prior to its acquisition by the Washington Post Company in 1996. Dr. Sanders continues to serve as the Founding Publisher of Technology Business magazine, developed by TechNews, Inc. and sold in 1995. Dr. Sanders has been an investment banker for more than twenty years, specializing in the financing and promotion of emerging technology companies. He is also a member of the Board of Directors of Deadalus Enterprises, Inc., Information Analysis, Inc. and ITC Learning Corporation.


Executive Officers


     The following table contains information as of October 21, 1997 as to the executive officers of the Company who are not also directors of the Company:

                             Officer         Office Held
Name                         Since           With Company

George E. Fowler             1993            President and Chief
                                             Operating Officer

S. Amber Gordon              1991            Executive Vice
                                             President
                                             and Secretary

Donald E. Ziegler            1996            Senior Vice
                                             President,
                                             Chief Financial
                                             Officer
                                             and Treasurer

Donald E. Jewell             1996            Vice President


     GEORGE E. FOWLER (58) was appointed President and Chief Operating Officer of the Company in October 1994. Mr. Fowler joined the Company as Vice President, and President of its Aerospace Sciences, Inc. subsidiary in October 1993. Mr. Fowler has held senior management positions within the government contracting industry for more than a decade. Between May 1992 and September 1993, he was Senior Vice President of Business Operations for Ellsworth Associates, Inc. From January 1991 until May 1992, he was Director of Operations for McDonald Bradley, Inc. From August 1987 until December 1990, he was a Vice President of the Orkand Corporation. He was Vice President of Computer Data Systems, Inc. from 1983 until 1987. Mr. Fowler served as an officer in the U.S. Navy from 1962 until 1983.

     S. AMBER GORDON (43) was appointed Executive Vice President of the Company in July 1995. Ms. Gordon was named Corporate Secretary in December 1993. She also served as Treasurer from 1994 through 1996, and served as Vice President responsible for Corporate Relations and Strategic Planning from 1991 through 1995. She served as Chairman of the Quest Business Agency, Inc., a Houston-based marketing communications firm and advertising agency, from 1985 to 1991. Ms. Gordon has served as President of S.A. Gordon Enterprises, Inc., a consulting firm specializing in financial and corporate relations, since 1985.

     DONALD E. ZIEGLER (48) was appointed Senior Vice President, Chief Financial Officer and Treasurer of the Company in December 1996. From 1982 through 1996, Mr. Ziegler was an executive officer of Computer Data Systems, Inc. Most recently he served as Treasurer and Secretary, where he directed corporate finance, bank relations, insurance and risk management, financial analysis and tax planning. Mr. Ziegler is a certified public accountant, and prior to 1982, was with the public accounting firm of Price Waterhouse LLP.

     DONALD E. JEWELL (46) was appointed Vice President of the Company in May 1996, and continues to serve as President of the Company's Engineering & Information Services, Inc. (EISI) subsidiary, a position he has held since 1993. From 1989 to 1993 Mr. Jewell was a Program Manager for EISI, with responsibility for most operations. Mr. Jewell has held senior management positions in the government contracting business for nearly twenty years. He was Technical Director for Kendrick & Company in 1988 and 1989, and served as Director of Information Systems at British Aerospace from 1985 until 1988. From 1977 until 1985, he served in various computer services management roles for Planning Research Corporation.

     There are no family relationships among the directors or executive officers of the Company.

Meetings of the Board of Directors and Committees

     The Board of Directors held a total of seven meetings during the Company's fiscal year ended June 30, 1997. Each director attended in person or telephonically at least 75% of the meetings held by the Board of Directors and all committees thereof on which he served.

     During fiscal year 1997, the Board of Directors' Audit Committee was comprised of Messrs. Howard and Lynch. The Audit Committee recommends engagement of the Company's independent auditors, is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls and has general responsibility in connection with related matters. The Audit Committee met one time during fiscal 1997.

     The Compensation and Employee Benefits Committee of the Board of Directors (the "Compensation Committee"), which held two meetings in fiscal 1997, is comprised of Messrs. Howard and Lynch. The Compensation Committee evaluates management's recommendations and makes its own recommendations to the Board of Directors concerning the compensation of the Company's executive officers. It is also responsible for the formulation of the Company's executive compensation policy and the research, analysis and subsequent recommendation regarding the establishment and administration of the Company's 1994 Stock Option Plan.

     The Board of Directors does not have a Nominating Committee or an Executive Committee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
THE DIRECTORS NAMED ON THE ENCLOSED PROXY.



                          PROPOSAL NO. 2

            AMENDMENT TO THE 1994 STOCK OPTION PLAN

     On September 17, 1997, the Board of Directors adopted, subject to shareholder approval, an amendment to the Hadron, Inc. 1994 Stock Option Plan to increase the number of shares reserved for issuance thereunder from 345,000 to 645,000. At the Annual Meeting, the shareholders are being asked to approve this amendment to the 1994 Stock Option Plan.


Description of the 1994 Stock Option Plan

     The 1994 Stock Option Plan provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended and non-qualified stock options, to purchase (as proposed to be amended) an aggregate of up to 645,000 shares of Common Stock. The 1994 Stock Option Plan permits the grant of options to key employees, consultants and directors of the Company.

     The 1994 Stock Option Plan is administered by the Compensation Committee consisting of directors Howard and Lynch. Each of the members of the Committee is a "disinterested" person for purposes of Rule 16b-3. Subject to the provisions of the 1994 Stock Option Plan, the Compensation Committee has full and final authority to select the participants to whom awards are to be granted thereunder, to grant such awards and to determine the terms and conditions of such awards, including vesting and exercise price. The 1994 Stock Option Plan also provides that the Compensation Committee may accelerate the time at which all or a portion of an optionee's options may be exercised in the event of a change in control of the Company.

     Each option is evidenced by a written agreement in a form approved by the Compensation Committee. Options granted under the 1994 Stock Option Plan generally are not transferable by the optionee other than by will or by the laws of descent and distribution and each option is exercisable, during the lifetime of the optionee, only by the optionee. Key employees, including employee directors, and consultants of the Company or any of its subsidiaries are eligible to be considered for the grant of awards under the 1994 Stock Option Plan.

     Under the 1994 Stock Option Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of options granted to employees who are 10% shareholders). The exercise price of a non-qualified stock option must be not less than the par value of a share of the Common Stock on the date of grant. The term of an incentive or non-qualified stock option may not exceed ten years (five years in the case of an incentive stock option granted to a 10% shareholder).

     Each non-employee director elected or appointed to the Board of Directors automatically receives on the date of his or her first initial appointment to the Company's Board of Directors, an option to purchase 2,500 shares of the Company's Common Stock (the "Initial Option") at a per share exercise price equal to the fair market value of the Common Stock on the initial grant date. Furthermore, each non-employee Director automatically receives on each anniversary of his initial election or appointment to the Company's Board of Directors or, in the case of current directors each anniversary of the date the 1994 Stock Option Plan was adopted by the Board of Directors, an option to purchase 2,500 shares of the Company's Common Stock exercisable at a per share value equal to the fair market value for the Common Stock on the applicable additional grant date to the extent that options remain available under the 1994 Stock Option Plan. Subject to acceleration upon the occurrence of certain prescribed events, such options become exercisable as to one-third upon the date of grant, one-third upon the first anniversary of the date of grant and one-third upon the second anniversary of the date of grant. Each option terminates, to the extent not exercised prior thereto, upon the earlier to occur of (i) the tenth anniversary of grant and (ii) ninety days after the cessation of the optionee's service as a member of the Board of Directors (to the extent vested upon the date of such cessation).

     The Board of Directors may alter, amend, suspend or terminate the 1994 Stock Option Plan, provided that no such action shall deprive an optionee, without his consent, of any option granted to the optionee pursuant to the 1994 Stock Option Plan or of any of his rights under such option. Provisions related to automatic grants of options to non-employee directors may not (with limited exceptions) be amended more frequently than once every six months and no amendment to such provisions, unless approved by the shareholders of the Company, shall become effective earlier than six months after Board of Directors' approval. Except as provided in the 1994 Stock Option Plan, no amendment by the Board of Directors, unless taken with the approval of the shareholders may (i) materially increase the benefits accruing to participants under the 1994 Stock Option Plan, (ii) materially increase the number of securities which may be issued under the 1994 Stock Option Plan or (iii) materially modify the requirements as to eligibility for participation in the 1994 Stock Option Plan.

     As all of the directors and executive officers of the Company are eligible for grants of options under the 1994 Stock Option Plan, each such person has a personal interest in the approval of the proposed amendment. On September 17, 1997, the Compensation Committee approved the grant, to 11 employees of the Company, of options to acquire up to 76,000 shares of Common Stock; included in these awards were grants, to Dr. Gilluly and Mr. Fowler, of options for each to acquire 12,000 shares, and to Mr. Jewell of options to acquire 8,000 shares, at an exercise price of $.94 per share. All of such grants were made subject to shareholder approval of the amendment proposed hereby; in the event the shareholders do not approve the proposed amendment, all such grants will be void.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE
HADRON, INC. 1994 STOCK OPTION PLAN.



                         PROPOSAL NO. 3

 APPROVAL OF THE HADRON, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN

Introduction

     The board believes it is desirable that the employees of the Company and its designated subsidiaries have a financial interest in the Company's performance. As a result, on September 17, 1997, the Board adopted the Hadron, Inc. 1997 Employee Stock Purchase Plan (the "Stock Purchase Plan"), subject to the approval of holders of a majority of the outstanding Common Stock represented at the Annual Shareholders' Meeting. The Stock Purchase Plan is intended to provide a means through which the Company can encourage and assist employees of the Company and its subsidiaries in acquiring a stock ownership interest in the Company in order to assist the Company and its subsidiaries in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such employees to exert maximum efforts for the success of the Company.

     The following summary of the Stock Purchase Plan is qualified in its entirety by the full text of the Stock Purchase
Plan, which is attached to this Proxy Statement as Exhibit I.
Capitalized terms used in this proposal but not defined herein shall have the meanings assigned to them in Exhibit I.

Purpose

     The purpose of the Stock Purchase Plan is to provide a means by which employees of the Company and its subsidiaries can be given an opportunity to purchase the Company's Common Stock through payroll deductions. The Stock Purchase Plan is an employee stock purchase plan under Internal Revenue Code (the "Code") Section 423. That section provides certain tax benefits to employees, as explained below. The Stock Purchase Plan authorizes the reservation of 250,000 shares of Common Stock for issuance under the Stock Purchase Plan.

Administration

     The Stock Purchase Plan is administered by the Compensation and Employee Benefits Committee of the Board (the "Compensation Committee"). The Compensation Committee has the full power, discretion and authority to interpret and administer the Stock Purchase Plan and the rights granted under it. The Compensation Committee may delegate administrative functions to employees of the Company.

Eligibility

     Once the Stock Purchase Plan becomes effective, any person who is employed by the Company or its subsidiaries is eligible to participate in the Stock Purchase Plan on the first day of any January or July following the employee's commencement of employment with the Company. An employee is not eligible for the grant of any rights under the Stock Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company, including any stock that the employee may purchase under all outstanding options.

Participation in the Plan

     Eligible employees become participants in the Stock Purchase
Plan by electing payroll deductions in increments of not less than $10 per pay period.

Periods of Plan Operations

     The Plan will be operated over two semi-annual purchase periods each year. One period will begin on the first trading day of January and end on the last trading day of June. The second period will begin on the first trading day of July and end on the last trading day of December. The first trading days of January and July are each a "Grant Date" and the last trading days of June and December are each an "Investment Date".

Purchase Price

     The purchase price per share for the semi-annual period at which shares are sold under the Stock Purchase Plan equals the lower of (a) 85% of the fair market value of a share of Common Stock on the Grant Date for the semi-annual period, or (b) 85% of the fair market value of a share of Common Stock on the Investment Date for that semi-annual period. The Compensation Committee, at its discretion, may increase the percentage above 85%.

Payroll Deductions

     Payroll deductions are accumulated during each semi-annual period and applied towards the purchase of Common Stock of the Company on the Investment Date for that semi-annual period. An employee may terminate his participation in the Stock Purchase Plan at any time, but may not participate again until the next Grant Date. An participant may decrease his payroll deduction one time in each semi-annual period. However, an election to decrease may not be revoked for the remainder of the semi-annual period.

Purchase of Stock

     By executing an election to participate in the Stock Purchase Plan, the employee is entitled to purchase shares under such plan. On each Investment Date, the Company will apply the funds in the participant's account to the purchase of shares of its Common Stock in full and fractional shares. If the aggregate number of shares to be purchased on any Investment Date would exceed the maximum aggregate number available under the Stock Purchase Plan, the shares available will be allocated among such participants in proportion to their contributions during the semi-annual period. The shares may be purchased from the Company or on the open market, at the discretion of the Company. If shares are purchased on the open market, the Company pays any brokerage and other costs and discount below the market price.

Termination of Employment

     An employee's participation in the Stock Purchase Plan will be terminated when the employee retires, terminates active employment, or dies. The employee will receive a certificate for the shares in his Investment Account and a cash refund of his Payroll Deduction Account.

Restrictions on Transfer

     Rights granted under the Stock Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted, except: (a) to the extent that an employee is permitted to designate a beneficiary as provided in the Stock Purchase Plan, (b) to the extent permitted by will or the laws of descent and distribution if no such beneficiary has been designated, and (c) pursuant to a qualified domestic relations order.

Duration, Amendment and Termination

     The Compensation Committee or the Board may suspend or terminate the Stock Purchase Plan at any time. Unless earlier terminated by action of the Board or the Compensation Committee, the Stock Purchase Plan will remain in effect until such time as no shares of Common Stock remain available for issuance under the Stock Purchase Plan and the Company and employees have no further rights or obligations under the Stock Purchase Plan.

     The Compensation Committee or the Board may amend the Stock Purchase Plan at any time. Any amendment of the Stock Purchase Plan must be approved by the shareholders within twelve (12) months of its adoption by the Board if the amendment would: (a) increase the number of shares of Common Stock reserved for issuance under the Stock Purchase Plan (other than for appropriate adjustments for stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, acquisition, separation or like change in the capital structure of the Company), (b) modify the requirements relating to eligibility for participation in the Stock Purchase Plan, or (c) modify any other provision of the Stock Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Stock Purchase Plan, if such approval is required in order to comply with the requirements of Code Section 423.

Federal Income Tax Information

     Rights granted under the Stock Purchase Plan are intended to qualify under the provisions of Code Sections 421 and 423. Under these provisions, a participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this tax, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.

     If the stock is disposed of at least two years after the Grant Date and more than one year after the stock is acquired by the participant on an Investment Date, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the purchase price, or (b) the excess of the fair market value of the stock as of the Grant Date over the purchase price (determined as of the Grant Date) will be treated as ordinary income. Any further gain or any loss will be taxed as a mid-term capital gain or loss if held 18 months or less from the Investment Date or long-term capital gain or loss if held more than 18 months from the Investment Date.

     If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the Investment Date over the purchase price will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the date of purchase, the same amount of ordinary income is attributed to the participant, and a capital loss will be recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be long-term if the stock is held for more than 18 months, mid-term if held more than one year, or short-term if held one year or less.

     There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Stock
Purchase Plan. The Company generally is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
HADRON, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN.

                          PROPOSAL NO. 4
            RATIFICATION OF APPOINTMENT OF ACCOUNTANTS


     The Board of Directors has appointed the firm of Ernst & Young LLP ("Ernst & Young") as the Company's independent accountants for the fiscal year ending June 30, 1998. Although action by the shareholders in this matter is not required, the Board of Directors believes it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by independent accountants in maintaining the integrity of Company financial controls and reporting.

     A representative of Ernst & Young is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR
FISCAL YEAR 1998.


EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning all compensation paid by the Company to its Chief Executive Officer and each of the three other executive officers of the Company who received total salary and bonus in excess of $100,000 during the fiscal year ended June 30, 1997:



                    Summary Compensation Table


                                                        Long-Term
                                                        Compensation
                                   Annual Compensation  Awards
                                                        Stock
                                                        Options        All Other
Name and                 Fiscal              Bonus($)   Granted        Compensation
Principal Position       Year     Salary ($) <F1><F2>     <F3>           <F4>

C.W. Gilluly,              1997   $ 131,600   $ 10,000   15,000          $125
Chairman and
Chief Executive Officer    1996      81,643      8,000   15,000           125
                           1995      80,009        -     30,000           125

George E. Fowler,          1997  $  122,759   $ 28,750   15,000          $125
President and
Chief Operating Officer    1996     118,761     16,000   15,000           125
                           1995     115,003       -      30,000           125

Donald E. Jewell,          1997  $   81,995   $ 44,622   10,000          $125
Vice President             1996      79,558     48,488    7,500           125

J. Anthony Vidal,          1997  $   81,645   $ 43,405   10,000          $125
Vice President <F5>        1996      79,911     48,396   10,000           125
----------------------------

<F1>  The Company paid, in fiscal year 1997, the bonuses awarded for fiscal year 1996.

<F2>  The Company has awarded the following fiscal 1997 bonuses to be paid in fiscal 1998:  C.W. Gilluly-$8,000; George E.
Fowler-$26,749; and Donald E. Jewell-$56,829.

<F3>  Options granted pursuant to the Company's 1994 Stock Option
Plan.  See "Executive Compensation - Stock Option Grants."

<F4>  Contributions made by the Company under its 401(k) plan.

<F5>  Mr. Vidal resigned as an officer of the Company on June 30,
1997.


Stock Option Grants

   The following table provides details regarding all stock options granted to the named executive officers during the fiscal year ended June 30, 1997.

               Option Grants in Fiscal Year 1997


                                  % of
                                  Total
                      Number of   Options
                      Shares      Granted to                       Potential
                      Underlying  Employees                        Realizable Value at Assumed
                      Options     In                               Annual Rates of Stock Price
                      Granted     Fiscal     Exercise  Expiration  Appreciation for Option Term <F1>
Name                  <F2>        Year       Price     Date              5%          10%


C.W. Gilluly           15,000      13.3%      $.69      9/17/2006     $ 6,509        $ 16,495
George E. Fowler       15,000      13.3%       .69      9/17/2006       6,509          16,495
Donald E. Jewell       10,000       8.9%       .69      9/17/2006       4,339          10,997
J. Anthony Vidal <F3>  10,000       8.9%       .69      9/17/2006       4,339          10,997
________________________________


<F1>  Amounts represent hypothetical gains that could be achieved if exercised at end of the option term. The dollar amounts under these columns assume 5% and 10% compounded annual appreciation in the Common Stock from the date the respective options were granted. These calculations and assumed realizable values are required to be disclosed under Securities and Exchange Commission rules and, therefore, are not intended to forecast possible future appreciation of Common Stock or amounts that may be ultimately realized upon exercise. The Company does not believe this method accurately illustrates the potential value of a stock option.

<F2>  Options vest one-third upon the date of grant, and one-
third each on the first and second anniversaries of the date of grant, and expire 10 years after the grant date. The option exercise price is 100% of the fair market value on the date of grant. Options are exercisable for a period of 90 days after termination of employment to the extent vested at that time.

<F3>   Mr. Vidal resigned as an officer of the Company on June
30, 1997.



 On September 17, 1997, the Compensation Committee approved the grant, to 11 employees of the Company, of options to acquire up to 76,000 shares of Common Stock. All of such grants were made subject to shareholder approval of the amendment to the 1994 Stock Option Plan proposed hereby; in the event the shareholders do not approve the proposed amendment, all such grants will be void. See "Proposal No. 2 - Amendment to the 1994 Stock Option Plan."


Year-End Option Values

 The following table sets forth certain information regarding the value of unexercised options held by the named executive officers as of June 30, 1997.


                  Fiscal Year-End Option Values

                       Number of Shares              Value of Unexercised
                       Underlying Unexercised        In-the-Money Options
                       Options at June 30, 1997      at June 30, 1997 <F1>
Name                   Exercisable Unexercisable     Exercisable  Unexercisable

C.W. Gilluly           45,000      15,000            $ 23,425     $ 3,725
George E. Fowler       45,000      15,000              23,425       3,725
Donald E. Jewell       23,333       9,167              11,866       2,171
J. Anthony Vidal <F2>  24,999      10,001              12,491       2,484
__________________________

<F1>  Represents the difference between the exercise price of the outstanding options and the closing bid price of the Common Stock on June 30, 1997, which was $.875 per share. Options that have an exercise price greater than the fiscal year-end market value are not included in the value calculation.

<F2>   Mr. Vidal resigned as an officer of the Company on June
30, 1997.


Employment Agreements, Termination of Employment and Change of
Control Arrangements

  The Company renewed its agreement with Mr. Fowler, to serve as President and Chief Operating Officer, on October 1, 1997, at a base salary of $135,000. His employment agreement with the Company further provides for the grant to Mr. Fowler of options to purchase Common Stock of the Company. Mr. Fowler's employment agreement provides for bonus compensation of up to 20% of his base salary based upon his performance and the Company's financial performance. If Mr. Fowler is constructively discharged, the Company must continue to pay his base salary for six months after the term of the agreement. In no case, however, will the Company pay
Mr. Fowler severance benefits if he is terminated for cause, as defined in the employment agreement, or if he leaves the employ of the Company voluntarily.

  The Company entered into an agreement with Mr. Jewell, to serve as Vice President of the Company and as President of its EISI subsidiary, on October 1, 1997, at a base salary of $90,000.
His employment agreement with the Company further provides for the grant to Mr. Jewell of options to purchase Common Stock of the Company. Mr. Jewell's employment agreement provides for bonus compensation of up to 50% of his base salary based upon the financial performance of the Company. If Mr. Jewell is constructively discharged, the Company must continue to pay his base salary for six months after the term of the agreement. In no case, however, will the Company pay Mr. Jewell severance benefits if he is terminated for cause, as defined in the employment agreement, or if he leaves the employ of the Company voluntarily.

  Dr. Gilluly holds warrants to acquire 1,020,000 shares of Common Stock. Exercise of the warrants at a subsequent date may result in a change in control of the Company. See "Certain
Relationships and Related Transactions."


Compensation of Directors

  Directors receive a quarterly cash fee of $1,250 for their services. In addition, directors receive $500 per Board of

Directors' meeting attended, and $250 per committee meeting attended in person (unless such meeting is combined with a full Board of Directors' meeting), or $125 per committee meeting attended telephonically. Directors who are employees do not receive any additional compensation for their service as directors. Directors are reimbursed for out-of-pocket expenses associated with their attendance at Board of Directors' meetings.

Compensation and Employee Benefits Committee Report on Executive
Compensation

  The responsibility of the Compensation Committee is to administer the Company's executive compensation programs, to monitor corporate performance and its relationship to compensation of executive officers and to make appropriate recommendations concerning matters of executive compensation.
The Compensation Committee is comprised of two independent non-employee directors. This report sets forth the major components of executive compensation and the basis by which fiscal year 1997 compensation determinations were made with respect to the executive officers of the Company.

  Compensation Policy and Guidelines

  The main objective of the Company is to maintain and increase the profitability of its operations and to maximize value for shareholders, employees and clients. The goals of the Company's compensation policy are to align executive compensation with the Company's long-term business objectives and performance, to enable the Company to attract and retain high-quality executive officers and employees who will contribute to the long-term success of the Company and to reward such executive officers and employees for their successful efforts in attaining objectives beneficial to the growth and profitability of the Company.

  In order to achieve the Company's goals, the Compensation Committee has developed the following principles that serve as guidance for compensation decisions for all employees: (i) to attract and retain the most highly qualified management and employee team, (ii) to pay competitively with prevailing industry standards, (iii) to emphasize sustained performance by aligning monetary rewards with shareholder interests, (iv) to emphasize performance-related contributions as the basis of pay decisions, and (v) to provide incentive bonus awards for management based upon increased revenue and profitability. To implement these policies, the Compensation Committee has designed a compensation program consisting of base salary, an annual incentive plan, stock options and other employment benefits.

         Compensation Program Elements

  The Company's compensation levels and benefits are reviewed on an annual basis to determine whether they are competitive and reasonable in light of the overall performance of the Company and the Company's ability to attract and retain talented executives. Due to the Company's historical lack of profitability, the initial focus has been on the Company's progress in achieving milestones in its turnaround plan. Going forward, the Company's focus is on growth.

  Base Salary. Salary levels are primarily determined by the Compensation Committee in consideration of the performance of the individual executive, the financial performance of the Company and the prevailing industry standards for similar executives of similar companies. The Company's philosophy regarding base salaries is conservative, using published industry reports and surveys on executive compensation. The Company compares itself for this purpose with other technological service providers and/or government contracting firms that face similar challenges in their
  market.   Periodic increases in base salary relate to
  individual contribution evaluated against established objectives and length of service.

  Stock Options. The Company believes the compensation program should provide employees with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. By this approach, the interests of shareholders, executives and employees are closely aligned. Through the Company's Stock Option Plan, executives and employees are eligible to receive stock options, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future.
  The Compensation Committee believes the use of stock options as the basis for long-term incentive compensation meets the Compensation Committee's defined compensation strategy and the team-based operations approach that the Company has adopted.

  Incentive Program. The Company's executive officers and operating managers participate in an incentive compensation program which awards cash bonuses based on attaining significant growth in revenue and profitability, as well as divisional and individual performance objectives. For 1997, certain incentive awards were paid to executive officers and operating managers based upon meeting or exceeding revenue and profitability goals.

  Severance Compensation. To retain highly qualified executive officers, the Company from time to time enters into severance agreements with certain of its officers.

  The determination of whether the Company would benefit from a severance agreement with a particular officer is subjective, based upon such officer's experience and value to the Company.

  Other Benefits. The Company's philosophy is to provide adequate health and welfare oriented benefits to executives and employees, but to maintain a highly conservative posture relative to executive benefits.

  1997 Compensation for the Chairman and Chief Executive
  Officer

  Dr. Gilluly's salary, annual incentive and stock option
grants reflect the Committee's evaluation of his overall leadership of the Company and contribution to shareholder value. In May 1997, the Committee reviewed Dr. Gilluly's salary, taking into consideration the Company's financial results, his performance and his salary relative to those for comparable positions. Based on this review, the Committee determined to
continue Dr. Gilluly's annual salary at $130,000.   See
"Executive Compensation - Compensation of Directors." Dr. Gilluly's salary is based upon his management skills, particularly in the areas of turnaround, refinancing and diversification. Dr. Gilluly does not have an employment agreement or severance agreement with the Company.

  Under the Company's executive compensation philosophy and program, the total compensation mix for senior executives emphasizes longer-term rewards in the form of stock options. The Committee has, at various times, granted Dr. Gilluly options under the 1994 Stock Option Plan to purchase a total of 72,000 shares of the Company's Common Stock at the market price on the date of grant. Under the Plan, one third of options granted are immediately exercisable upon the date of grant, with one-third becoming exercisable on each of the first and second anniversaries of the date of grant.

  1997 Compensation for the President and Chief Operating Officer

  Mr. Fowler was appointed President and Chief Operating
Officer of the Company in October 1994, at which time the Company and Mr. Fowler entered into an employment agreement which has been renewed annually since that time. Mr. Fowler's compensation during fiscal year 1997 was determined by the terms of his employment agreement dated October 1, 1996, which included an annual base salary of $123,500 and provided a formula for earning a performance-based bonus, which totaled $28,750. Mr. Fowler's continuing compensation is based on his current employment
agreement as described in "Executive Compensation   Employment
Agreements," above.  The Committee has, at various times, granted

Mr. Fowler options under the 1994 Stock Option Plan to purchase a total of 72,000 shares of the Company's Common Stock at the market price on the date of grant. Under the Plan, one third of options granted are immediately exercisable upon the date of grant, with one-third becoming exercisable on each of the first and second anniversaries of the date of grant.

  Summary

  The Compensation Committee believes the total compensation program for executives of the Company is appropriate and competitive with the total compensation programs provided by similar companies in the industry with which the Company competes. The Compensation Committee believes its compensation practices are directly tied to shareholder returns and linked to the achievement of annual and longer-term financial and operating results of the Company on behalf of the Company's shareholders.

       Submitted by the Compensation and Employee Benefits
Committee
                           William J. Howard
                           Robert J. Lynch, Jr.

Performance Graph

  The following graph compares the cumulative, five-year shareholder returns on the Company's Common Stock with the cumulative returns of the NASDAQ Market Index and Media General's Other Business Services Index, comprised of the Common Stock of approximately 200 companies in diversified business service industries, excluding the Company. The graph assumes the value of the investment in the Company's Common Stock and each index was $100 on June 30, 1992.



                        FISCAL YEAR ENDING

COMPANY               1992     1993      1994      1995      1996      1997
Hadron, Inc.          100.00    86.35     12.72     16.81     36.81    39.54
MG-Bus Serv Index     100.00    99.93    109.92    121.97    174.67   184.11
NASDAQ Market Index   100.00   122.76    134.61    157.88    198.73   239.40


 COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the regulation to furnish the Company with copies of the Section 16(a) forms which they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the fiscal year beginning July 1, 1996 and ended June 30, 1997, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with in a timely manner.


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the fiscal year ended June 30, 1997, AMASYS, owner of approximately 12% of the outstanding Common Stock of the Company, was charged $6,300 for corporate relations and administrative services provided by the Company to AMASYS. At June 30, 1997, the Company had a net payable balance to AMASYS of
approximately $29,400.   Dr. Gilluly, Chairman of the Board and
Chief Executive Officer of the Company, is Chairman of the Board and a principal shareholder of AMASYS. Mr. Lynch, an independent outside director of the Company, is also a director of AMASYS.

     During fiscal year 1997, the Company prepaid $25,000 of a $275,000 Convertible Promissory Note due from the Company to Dr.
C.W. Gilluly, (the "Note") and pursuant to its terms and conditions, issued warrants to Dr. Gilluly to acquire 100,000 shares of the Company's Common Stock at $.25 per share.

     On April 21, 1997, Dr. Gilluly sold $25,000 of the then $250,000 Note to five officers of the Company. Concurrently, the Company elected to prepay the $25,000 of Notes held by the officers, and in accordance with terms of the Notes, issued warrants to the officers to acquire 100,000 shares of the Company's Common Stock. The officers exercised the warrants and acquired the 100,000 shares at the Conversion Price of $.25 per share.

     In June 1997, the Company entered into a Line of Credit Agreement with Century National Bank pursuant to which Century National Bank provided the Company with a $800,000 line of credit facility through November 30, 1998, replacing a $300,000 facility set to expire in December 1997. Borrowings under the facility are personally guaranteed by Dr. Gilluly and his wife. Century National Bank and the Company agreed that, in addition to providing working capital, the line of credit would be used to fund the Company's prepayment on June 2, 1997 of its remaining $225,000 Note to Dr. Gilluly. Under the terms of the Note, the Company issued warrants, which expire on October 21, 2003, to Dr. Gilluly to acquire 900,000 shares of the Company's $.02 par value Common Stock ("Common Stock") at $.25 per share.

     The Company was indebted in the approximate amount of $288,000 to a vendor under the terms of a November 1, 1996 promissory note secured by certain assets. In order to facilitate the bank line of credit, the vendor agreed to accept $250,000 in full satisfaction of the promissory note. Such payment was made in June 1997.

     Century National Bank and the Company determined that payment of such amount to the vendor would reduce the Company's available working capital to a level below that which each contemplated the Company would have as a result of the line of credit. As a consequence, certain members of the Company's management or Board of Directors (the "Investors"), each agreed to invest $24,000 in the Company in the form of five separate two-year promissory notes, the principal of which is convertible at $.60 per share at each of his or her respective option, into restricted shares of the Company's Common Stock. Such notes also provide that upon prepayment by the Company of principal outstanding under the notes, the Company shall issue to the note holder a warrant to acquire Common Stock at $.60 per share. The number of shares each warrant shall entitle the holder thereof to acquire shall equal the principal prepaid giving rise to the warrant divided by $.60. The Company and each of the Investors entered into an Investment Agreement dated June 20, 1997 setting forth the terms of his or her investment in the Company.

                      SHAREHOLDER PROPOSALS

     Proposals of Shareholders of the Company that are intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Company no later than July
10, 1998 in order that they may be included in the proxy statement and form of proxy relating to that meeting.


                          ANNUAL REPORT

     A copy of the Company's Annual Report for the fiscal year ended June 30, 1997, including the financial statements and notes thereto is being mailed to the shareholders of record along with this Proxy Statement. The Annual Report is not incorporated by reference in this Proxy Statement and is not considered to be part of the proxy material.

     The Company will provide without charge a copy of its 1997 Annual Report on Form 10-K, including the financial statements and the financial statement schedules required to be filed with the SEC. The Company will furnish any exhibit described in the list accompanying the 1997 Form 10-K upon the payment, in advance, of the specified reasonable fees related to the Company's furnishing of such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to the Company at its principal executive offices, 4900 Seminary Road, Suite 800, Alexandria, Virginia 22311, attention Corporate Secretary.

                          OTHER MATTERS

     The Board of Directors knows of no other business matters to be acted upon at the Annual Meeting other than those referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

                              By Order of the Board of Directors


                              /S/ S. AMBER GORDON
                              S. Amber Gordon
                              Executive Vice President and
                              Corporate Secretary

Date: October 28, 1997

                                                  APPENDIX A


     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          HADRON, INC.
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                        DECEMBER 5, 1997

          The undersigned appoints George E. Fowler and S. Amber Gordon, or either of them, with full power of substitution, to attend the Annual Meeting of Shareholders of Hadron, Inc. on December 5, 1997, and any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Annual Meeting and Proxy Statement:

1.   ELECTION OF DIRECTORS

     [  ]  FOR the FOUR nominees listed below
           (except as marked to the contrary below)

     [ ] WITHHOLD AUTHORITY to vote for the FOUR nominees listed below

                C.W. Gilluly, William J. Howard,
            Robert J. Lynch, Jr. and John D. Sanders


INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name in the space provided below:

_____________________________________________________________

2. Proposal to amend the Hadron, Inc. 1994 Stock Option Plan to increase the number of shares reserved for issuance thereunder.

     [  ]  FOR this proposal
     [  ]  AGAINST this proposal
     [  ]  ABSTAIN

3.   Proposal to approve the Hadron, Inc. 1997 Employee Stock
     Purchase Plan.

     [  ]  FOR this proposal
     [  ]  AGAINST this proposal
     [  ]  ABSTAIN

4. Proposal to ratify the selection of Ernst & Young LLP as independent accountants for the Company for fiscal year
     1998.

     [  ]  FOR this proposal
     [  ]  AGAINST this proposal
     [  ]  ABSTAIN

5. In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.



                         PLEASE DATE, SIGN AND RETURN
                         PROXY PROMPTLY
                         Receipt of Notice of Annual
                         Meeting and Proxy Statement
                         is hereby acknowledged


                                  Shareholder's Signature


                         Joint Holder's Signature (If applicable)

                         Date:


     When properly executed, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 2, 3 and 4 and FOR the election of the nominees of the Board of Directors in the election of directors and in accordance with the judgment of the person(s) voting the proxy upon such other matters properly coming before the meeting and any adjournments thereof. Please sign exactly as name(s) appear(s) above.

                                                EXHIBIT I













                           HADRON, INC.

                1997 EMPLOYEE STOCK PURCHASE PLAN

                              TABLE OF CONTENTS

                                                             Page

1.   Purpose and Effect of Plan. . . . . . . . . . . . . . . . .1

2.   Shares Reserved for the Plan. . . . . . . . . . . . . . . .1

3.   Definitions . . . . . . . . . . . . . . . . . . . . . . . .1

4.   Administration of the Plan. . . . . . . . . . . . . . . . .3

5.   Eligible Employees. . . . . . . . . . . . . . . . . . . . .3

6.   Election to Participate . . . . . . . . . . . . . . . . . .4

7.   Method of Purchase and Investment Accounts. . . . . . . . .4

8.   Stock Purchases . . . . . . . . . . . . . . . . . . . . . .5

9.   Limitation on Purchases . . . . . . . . . . . . . . . . . .5

10.  Title of Accounts . . . . . . . . . . . . . . . . . . . . .5

11.  Rights as a Shareholder . . . . . . . . . . . . . . . . . .5

12.  Rights Not Transferable . . . . . . . . . . . . . . . . . .6

13.  Change in Capital Structure . . . . . . . . . . . . . . . .6

14.  Retirement, Termination and Death . . . . . . . . . . . . .6

15.  Amendment of the Plan . . . . . . . . . . . . . . . . . . .7

16.  Termination of the Plan . . . . . . . . . . . . . . . . . .7

17.  Effective Date of Plan. . . . . . . . . . . . . . . . . . .7

18.  Government and Other Regulations. . . . . . . . . . . . . .7

19.  Indemnification of Committee. . . . . . . . . . . . . . . .7

20.  Governing Law . . . . . . . . . . . . . . . . . . . . . . .8

                          HADRON, INC.
                1997 EMPLOYEE STOCK PURCHASE PLAN


1.   Purpose and Effect of Plan

     The purpose of the Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in the ownership of Common Stock by present and future employees of the Company and its Subsidiaries. The Plan is intended to comply with the terms of Code section 423 and Rule 16b-3 of the Act.

2.   Shares Reserved for the Plan

     There shall be reserved for issuance and purchase by employees under the Plan an aggregate of Two Hundred Fifty Thousand (250,000) shares of Common Stock, subject to adjustment as provided in Section 13. Shares subject to the Plan shall be authorized but unissued shares acquired. Shares needed to satisfy the needs of the Plan may be newly issued by the Company or acquired by purchases at the expense of the Company on the open market or in private transactions, at the discretion of the Company.

3.   Definitions

     Where indicated by initial capital letters, the following terms shall have the following meanings:

     (a)  Act: The Securities Exchange Act of 1934.

     (b)  Board:  The Board of Directors of the Company.

     (c) Code: The Internal Revenue Code of 1986, as amended, or any subsequently enacted federal revenue law. A reference to a particular section of the Code shall include a reference to any regulations issued under the section and to the corresponding section of any subsequently enacted federal revenue law.

     (d)  Committee:  The committee established pursuant to
Section 4 to be responsible for the general administration of the Plan.

     (e) Common Stock: The Company's Common Stock, $0.02 par value.

     (f) Company: Hadron, Inc., a New York corporation, and any successor by merger, consolidation or otherwise.

     (g) Compensation: The total earnings, prior to withholding, paid to an Eligible Employee during the applicable pay period, including bonuses, overtime and salary reduction contributions pursuant to a Code section 125 or 401(k) plan.

     (h) Custodian: A financial institution or other corporate entity selected by the Company from time to time to act as custodian for the Plan.

     (i) Eligible Employee: Any employee of the Company or its Subsidiaries who meets the eligibility requirements of Section 5 and Section 9.

     (j) Enrollment Form: The form filed by a Participant with the Committee authorizing payroll deductions pursuant to Section 6.
     (k) Fair Market Value: The closing trading price of the Common Stock on the NASD OTC Electronic Bulletin Board on the date in question, or, if the Common Stock was not quoted on such date, the closing trading price on the last day prior thereto on which the Common Stock was quoted.

     (l) Grant Date: The first business day of each January or July on which shares of Common Stock are or could be traded on the NASD OTC Electronic Bulletin Board.

     (m) Investment Account: The account established for each Participant to hold Common Stock purchased under the Plan pursuant to Section 7.

     (n)  Investment Date:   The last business day of each June
or December on which shares of Common Stock are or could be traded on the NASD OTC Electronic Bulletin Board.

     (o) Parent: Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, as of an Investment Date, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (p) Participant: An Eligible Employee who elects to participate in the Plan by filing an Enrollment Form pursuant to
Section 6.

     (q) Payroll Deduction Account: The account established for a Participant to hold payroll deductions pursuant to Section
6.

     (r)  Plan:  The "Hadron, Inc. 1997 Employee Stock Purchase
Plan," as set forth herein and as amended from time to time.

     (s) Purchase Price: A percentage of the lower of the Fair Market Value of a share of Common Stock on the Grant Date or on the Investment Date. The percentage shall be eighty-five percent (85%) unless the Committee, in its sole discretion, increases the percentage at any time. After any such increase, the Committee, in its sole discretion, may decrease the percentage, but not below eighty-five percent (85%), at any time. Any increase or decrease shall be communicated to Eligible Employees not less than thirty (30) days prior to the first Grant Date affected by the change.

     (t) Subsidiary or Subsidiaries: Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, as of an Investment Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

4.   Administration of the Plan

     The Plan shall be administered by the Committee, consisting of not less than two members appointed by the Board. The Committee shall be the Compensation and Employee Benefits Committee of the Board unless the Board shall appoint another committee to administer the Plan. The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.

     Subject to the express provisions of the Plan, the Committee shall have the authority to take any and all actions (including directing the Custodian as to the acquisition of shares) necessary to implement the Plan and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan. All of such determinations shall be final and binding upon all persons. A quorum of the Committee shall consist of a majority of its members and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to their action taken signed by all members of the Committee. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan. The Committee may delegate administration of the Plan to one or more employees of the Company or any Subsidiary.

5.   Eligible Employees

     All employees of the Company or its Subsidiaries shall be eligible to participate in the Plan as of the first Grant Date coincident with or following commencement of employment, or as soon as administratively practicable thereafter. Eligibility to participate is also subject to the provisions of Section 9.

     No director of the Company or of any Subsidiary who is not an employee shall be eligible to participate in the Plan. No independent contractor who is not an employee shall be eligible to participate in the Plan.

6.   Election to Participate

     Each Eligible Employee may become a Participant by filing with the Committee an Enrollment Form authorizing specified regular payroll deductions from his or her Compensation. Such regular payroll deductions shall be in increments of Ten Dollars ($10.00) subject to a minimum deduction of Ten Dollars ($10.00) per pay period. All regular payroll deductions shall be credited to the Payroll Deduction Account that the Company has established in the name of the Participant. The Board may establish limits on the amounts of payroll deductions and may change those limits from time to time.

     Original Enrollment Forms for the six month period must be filed before the Grant Date as prescribed by the Committee. Failure to file an Enrollment Form within the prescribed filing period shall preclude the Eligible Employee from participation until the next Grant Date.

     A Participant may cease his or her participation in the Plan at any time. An Eligible Employee who has ceased to be a Participant may not again become a Participant until the next Grant Date. Not more than one (1) time during any semi-annual period, a Participant may decrease his or her payroll deduction by filing a new Enrollment Form. The change will be effective as of the payroll period following the date of the Participant's election change through the remainder of the semi-annual period.

7.   Method of Purchase and Investment Accounts

      Each Participant having eligible funds in his Payroll Deduction Account on an Investment Date shall be deemed, without any further action, to have purchased the number of shares (excluding fractional shares unless otherwise determined by the Committee) which the eligible funds in his Payroll Deduction Account could purchase at the Purchase Price on that Investment Date. All shares purchased shall be maintained by the Custodian
in a separate Investment Account for each Participant.   All cash
dividends paid with respect to shares of the Common Stock shall be added to a Participant's Payroll Deduction Account and shall be used to purchase shares of Common Stock for the Participant's Investment Account. Expenses incurred in the purchase of such shares shall be paid by the Company.

     All dividends of Common Stock distributed in-kind shall be added to the shares held for a Participant in his Investment Account. Any distribution of shares with respect to shares of Common Stock held for a Participant, other than a dividend of Common Stock, shall be distributed to the Participant as soon as practicable. Certificates for full shares will be issued and fractional shares will be sold and the proceeds of sale, less selling expenses, distributed to the Participant.

8.   Stock Purchases

     The Custodian shall acquire shares of Company Stock for Participants as of each Investment Date from the Company or, if directed by the Committee, by purchases on the open market or in private transactions using total payroll deduction amounts received by the Custodian. If shares are purchased in one or more transactions on the open market or in private transactions at the direction of the Committee, the Company will pay the Custodian the difference between the Purchase Price and the price at which such shares are purchased for Participants.

9.   Limitation on Purchases

     No Participant may purchase during any one calendar year under the Plan (or combined with any other plan qualified under Code section 423) shares of Common Stock having a Fair Market Value (determined by reference to the Fair Market Value on each date of purchase) in excess of $25,000. This limitation shall be interpreted to comply with Code section 423(b)(8).

     A Participant's Payroll Deduction Account may not be used to purchase Common Stock on any Investment Date to the extent that after such purchase the Participant would own (or be considered as owning within the meaning of Code section 424(d)) stock possessing 5 percent or more of the total combined voting power of the Company or its Parent or Subsidiary. For this purpose, stock which the Participant may purchase under any outstanding option shall be treated as owned by such Participant. As of the first Investment Date on which this paragraph limits a Participant's ability to purchase Common Stock, the employee shall cease to be a Participant.

10.  Title of Accounts

     The Custodian shall maintain an Investment Account for each Participant. Each Investment Account shall be in the name of the Participant or, if he so indicates on his Enrollment Form, in his name jointly with a member of his family, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have an Investment Account in his name as tenant in common with a member of his family, without right of survivorship.

11.  Rights as a Shareholder

     A Participant shall have the right at any time to obtain a certificate for the full shares of Common Stock credited to his Investment Account. A Participant shall have the right at any time to direct that any full shares in his Investment Account be sold and that the proceeds, less expenses of sale, be remitted to him. When a Participant ceases to be a Participant, the Participant may elect to have his shares sold by the Custodian and the proceeds, after selling expenses, remitted to him or the Participant may elect to have a certificate for the full shares of Common Stock credited to his Investment Account forwarded to him. In either event, the Custodian will sell any fractional shares held in his Investment Account to the Company and remit the proceeds of such sale, less selling expenses, and the balance in his Payroll Deduction Account to him.

     As a condition of participation in the Plan, each Participant agrees to notify the Company if he sells or otherwise disposes of any of his shares of Common Stock within two years of the Grant Date on which such shares were purchased.

12.  Rights Not Transferable

     Rights under the Plan are not transferable by a Participant, except by will or by the laws of descent and distribution.

13.  Change in Capital Structure

     In the event of a stock dividend, spinoff, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities which may be delivered under the Plan, the selling price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

     If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

     Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

14.  Retirement, Termination and Death

     In the event of a Participant's retirement, termination of active employment, or death, the amount in his Payroll Deduction Account shall be refunded to him, and certificates will be issued for full shares held in his Investment Account. In the event of his death, the amount in his Payroll Deduction Account and all shares in his Investment Account shall be delivered to the beneficiary designated by the Participant in a writing filed with the Company. If no beneficiary has been designated, or if the designated beneficiary does not survive the Participant, such amount and all shares shall be delivered to his estate.

15.  Amendment of the Plan

     The Board of Directors may at any time, or from time to time, amend the Plan in any respect; provided, however, that the shareholders of the Company must approve any amendment that would materially (i) increase the benefits accruing to Participants under the Plan, (ii) increase the number of securities that may be issued under the Plan, or (iii) modify the requirements as to eligibility for participation in the Plan.

16.  Termination of the Plan

     The Plan and all rights of employees hereunder shall terminate:

          (a) on the Investment Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

          (b) at any prior date at the discretion of the Board of Directors.

     In the event that the Plan terminates under circumstances described in (a) above, reserved shares remaining as of the termination date shall be issued to Participants on a prorata basis. Upon termination of the Plan, all amounts in an employee's Payroll Deduction Account that are not used to purchase Common Stock will be refunded.

17.  Effective Date of Plan

     The Plan was approved by the Board of Directors on September 17, 1997 subject to approval by the Company's shareholders, and, if approved by the Company's shareholders, the Plan shall become effective on the date designated by the Committee subsequent to such approval.

18.  Government and Other Regulations

     The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

19.  Indemnification of Committee

     Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its Articles of Incorporation and Bylaws.

20.  Governing Law

     The Plan shall be construed and administered in accordance with the laws of the Commonwealth of Virginia.